Exhibit 99.1

Two Store Concepts

•	Bakers
	–	Targets young women between 12 and 29 years of age
	–	Mainstream fashion
	–	Average store size – 2,500 s.f.
	–	Average store sales – $676,091 (1)
	–	Branded mix — 10% – 12%
	–	177 stores
	–	450 store potential

•	Wild Pair
	–	Targets men and women between 17 and 24 years of age
	–	Edgy, lifestyle-based fashion
	–	Average store size – 1,800 s.f.
	–	Average store sales – $639,786(1)
	–	Branded mix — 60% – 65%
	–	29 stores
	–	150 store potential

(1) Fiscal year 2003

Expand Presence of New Format Stores

  Distinctive, upscale and contemporary look
  – Highly visible locations in high-traffic malls
  Sales increase 15% when a store is remodeled
  Currently operate 42 new format stores
  All new format stores had a 21% comp sales increase in the first quarter
  More than half of all stores expected to be new format by end of 2005

Transforming Bakers

Fall 2003	Spring 2004	Fall 2004	Spring 2005	Fall 2005

% of Bakers Stores - New Format
22.3%	24.6%	39.0%	48.8%	56.5%

Total Bakers Stores
188	179	195	203	216

Website – www.BakersShoes.com

SALES

  2002 Volume – $381,255
  2003 Volume – $764,574
  2004 Estimated Volume – $1,405,299

BUSINESS

  High margin, low expenses
  Website does not cannibalize store sales
  Significant long-term growth potential

Improving Profitability

Q1	Q2	Q3	Q4	Q1

Year-Over-Year Change in Operating Income (000s)
$(3,555)	$229	$2,029	$3,751	$1,688

Same Store Sales
(13.5%)	(2.1%)	(4.0%)	4.03%	11.2%

Trailing 12 Months — Ended April 3, 2004

Sales	$150,618,629

Comp Sales %	2.03%

Pretax Income	$3,508,213
Interest	$1,545,042
Depreciation	$2,907,456

EBITDA	$7,960,711

Pretax margin	2.33%

EBITDA margin	5.29%